Exhibit 10.14C

THIRD AMENDMENT
to
EMPLOYMENT AGREEMENT
among
CSG SYSTEMS INTERNATIONAL, INC.
and
CSG SYSTEMS, INC.
and
NEAL C. HANSEN

         This Third Amendment to Employment Agreement (the “Amendment”) is made this 30th day of August, 2002, among CSG SYSTEMS INTERNATIONAL, INC. (“CSGS”), a Delaware corporation, CSG SYSTEMS, INC. (“Systems”), a Delaware corporation, and NEAL C. HANSEN (the “Executive”). CSGS and Systems collectively are referred to in this Amendment and the Employment Agreement referred to below as the “Companies”.

*  *  *

         WHEREAS, the Companies and the Executive entered into an Employment Agreement dated November 17, 1998 (the “Employment Agreement”); and

         WHEREAS, the Companies and the Executive entered into a First Amendment to the Employment Agreement dated June 30, 2000; and

         WHEREAS, the Companies and the Executive entered into a Second Amendment to the Employment Agreement dated April 29, 2002 (the “Second Amendment”); and

         WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of CSGS desires to grant to the Executive under the 1996 Stock Incentive Plan (the “Plan”) of CSGS a Restricted Stock Award covering 380,833 shares of Common Stock of CSGS in exchange for the Executive’s current surrender and cancellation of presently outstanding Stock Options granted to the Executive under the Plan covering a total of 1,390,000 shares of Common Stock of CSGS; and

         WHEREAS, notwithstanding the Executive’s current surrender and cancellation of presently outstanding Stock Options covering all of such 1,390,000 shares of Common Stock of CSG, the Committee is limited by the terms of the Plan to granting a Restricted Stock Award to the Executive covering only 110,000 shares of Common Stock of CSGS during the remainder of 2002 and therefore has expressed its intent to grant an additional Restricted Stock Award to the Executive in 2003 covering an additional 270,833 shares of Common Stock of CSGS (the “New Award”); and

         WHEREAS, in the event of a Change of Control (as defined below) prior to the grant of the New Award to the Executive or in the event of the termination of the Executive’s employment with the Companies under certain circumstances prior to the grant of the New Award, the Executive would lose the opportunity to realize the value of such additional 270,833 shares of Restricted Stock at such time; and

         WHEREAS, the Companies desire to establish a contingent bonus arrangement for the Executive in order to confer upon the Executive the economic benefit of the New Award in the event prior to the Executive’s receipt of the New Award there occurs a Change of Control or other Payment Event (as defined below), and for such purpose the Companies and the Executive propose to further amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Companies and the Executive agree as follows:

         1.       The Employment Agreement, as previously amended, hereby is further amended by adding thereto after Paragraph 29 thereof a new Paragraph 30 reading in its entirety as follows:

“30. Contingent Transaction Bonus. (a) Upon the occurrence of a Payment Event prior to the Executive’s receipt of the New Award, the Companies shall pay to the Executive a cash bonus in an amount equal to the product of 270,833 multiplied by the Payment Event Value (the “Contingent Bonus”). The provisions of Paragraph 10(l) shall apply to the Contingent Bonus with the same effect as if the payment of the Contingent Bonus were expressly referred to in the first sentence of Paragraph 10(l), and the Companies also shall pay to the Executive the amounts provided for in Paragraph 10(l) in the same manner and to the same extent as if Paragraph 10(l) expressly applied to the Contingent Bonus. Upon the Executive’s receipt of the New Award prior to the occurrence of a Payment Event, this Paragraph 30 shall be of no further force or effect.

(b) Definition of “New Award”. For purposes of this Paragraph 30, the “New Award” means a Restricted Stock Award granted to the Executive under the 1996 Stock Incentive Plan of CSGS (the “Plan”) covering 270,833 shares of Common Stock of CSGS which vest in the Executive in approximately equal annual amounts on the second, third, and fourth anniversaries of the grant date but with accelerated vesting provisions equivalent to those contained in the Restricted Stock Award Agreement covering 110,000 shares of Common Stock of CSGS granted to the Executive on August 30, 2002 (the “First Award”) and with other terms identical in all material respects as those contained in the Restricted Stock Award Agreement covering the First Award.

(c) Definition of “Payment Event”. For purposes of this Paragraph 30, “Payment Event” means any one of the following events:

(i)	The effective date of a Change of Control (as defined in the Restricted Stock Award Agreement covering the First Award);

(ii)	The death of the Executive;

(iii)	The effective date of the termination of the Executive’s employment with the Companies pursuant to Paragraph 10(b) because of the Executive’s disability;

(iv)	The effective date of the termination of the Executive’s employment with the Companies for any reason whatsoever after the Executive has reached the age of sixty-five (65) years;

(v)	The effective date of the involuntary termination of the Executive’s employment with the Companies without Cause (as defined in the Restricted Stock Award Agreement covering the First Award).

(vi)	Each of January 30, 2004, January 30, 2005 and January 30, 2006.

(d) Definition of “Payment Event Value”. For purposes of this Paragraph 30, “Payment Event Value” means the following (as applicable):

(i)	For purposes of the Payment Event referred to in subparagraph (c)(i) of this Paragraph 30, the closing price of the Common Stock of CSGS on the principal market or exchange on which such Common Stock regularly trades on the last trading day immediately preceding the effective date of the Change of Control;

(ii)	For purposes of the Payment Event referred to in subparagraph (c)(ii) of this Paragraph 30, the closing price of the Common Stock of CSGS on the principal market or exchange on which such Common Stock regularly trades on the last trading day immediately preceding the date of the Executive’s death;

(iii)	For purposes of the Payment Events referred to in subparagraphs (c)(iii) and (c)(iv) of this Paragraph 30, the closing price of the Common Stock of CSGS on the principal market or exchange on which such Common Stock regularly trades on the last trading day immediately preceding the effective date of the termination of the Executive’s employment with the Companies; and

(iv)	For purposes of the Payment Event referred to in subparagraph (c)(v) of this Paragraph 30, (1) if the involuntary termination occurs prior to January 30, 2004, fifty percent (50%) of the closing price of the Common Stock of CSGS on the principal market or exchange on which such Common Stock regularly trades on the last trading day immediately preceding the effective date of the termination of the Executive’s employment with the Companies; and (2) if the involuntary termination occur after January 30, 2004, but prior to January 30, 2005, thirty-three percent (33%) of the closing price of the Common Stock of CSGS on the principal market or exchange on which such Common Stock regularly trades on the last trading day immediately preceding the effective date of the termination of the Executive’s employment with the Companies; and (3) should the involuntary termination occur after January 30 2005, but prior to January 30, 2006, sixteen and on-half percent (16.5%) of the closing price of the Common Stock of CSGS on the principal market or exchange on which such Common Stock regularly trades on the last trading day immediately preceding the effective date of the termination of the Executive’s employment with the Companies

(v)	For purposes of each of the Payment Events referred to in subparagraph (c)(vi) of this paragraph 30, the Executive shall receive a payment equal to thirty-three percent (33%) of the closing price of the Common Stock of CSGS on the principal market or exchange on which such Common Stock regularly trades on the each of the referenced dates. If the Executive has received or become entitled to receive the Contingent Bonus prior to January 30, 2004, then the Executive shall not be entitled to receive any payment under this subparagraph (v). If the Executive has received or become entitled to receive any payment or payments under this subparagraph (v) prior to the payment of the Contingent Bonus, then the amount of any Contingent Bonus which subsequently becomes payable to the Executive shall be reduced by the amount of such payment or payments under this subparagraph (v), and the Executive shall not be entitled to receive any further payment under this subparagraph (v).”

         2.       As amended by the Second Amendment and by this Third Amendment, the Employment Agreement shall continue in full force and effect according to its terms. If there be a conflict between this Third Amendment and either the Employment Agreement or the Second Amendment, then this Third Amendment shall govern.

         IN WITNESS WHEREOF, each of the parties has caused this Third Amendment to be executed as of the date first written above.

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ JOHN P. POGGE

John P. Pogge, President

CSG SYSTEMS, INC.
By:	/s/ JOHN P. POGGE

John P. Pogge, President

/s/ NEAL C. HANSEN

Neal C. Hansen

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